Exhibit 10.19

MORTGAGE
AND
SECURITY AGREEMENT
AND
FIXTURE FINANCING STATEMENT

THIS INDENTURE, made this 26th day of February, 2004, by and between UNITED WISCONSIN GRAIN PRODUCERS, LLC, a Wisconsin limited liability company, having its principal office at 100 Richland Street, Friesland, Wisconsin, 53935 (“Mortgagor”), and AGSTAR FINANCIAL SERVICES, PCA, a United States instrumentality, having its address at 1921 Premier Drive, Mankato, Minnesota, 56002 (“Mortgagee”).

WITNESSETH:

That Mortgagor is justly obligated to Mortgagee pursuant to that certain Construction and Revolving Loan Agreement dated as of the date hereof and executed by and between Mortgagor and Mortgagee (as the same may from time to time be amended, modified, extended, renewed or restated, the “Loan Agreement”) and that certain Promissory Note of Mortgagor dated the date hereof and payable to the order of Mortgagee in the original principal amount of Thirty Three Million Twenty-Four Thousand Twenty and 00/100 Dollars ($33,024,020.00) (as the same may from time to time be amended, modified, extended, renewed or restated, the “Note”) and does hereby GRANT, BARGAIN, SELL, MORTGAGE, WARRANT AND CONVEY unto Mortgagee, its successors and assigns, forever, all that tract or parcel of land situated in the County of Columbia, and State of Wisconsin, described in Exhibit A attached hereto and by this reference made a part hereof (the “Land”);

TOGETHER with all of the buildings and improvements of every kind and description now or hereafter located on the Land (the “Improvements”);

TOGETHER with all of the following property, rights and interests (the Land, the Improvements and such property, rights and interests being collectively called the “Premises”):

(a)                                  Mortgagor’s right, title and interest, including all mineral and water rights as well as any after-acquired title or reversion, in and to the beds of the ways, roads, streets, avenues and alleys adjoining the Land; and

(b)                                 all and singular the tenements, hereditaments, easements, appurtenances, passages, waters, water rights, water courses, riparian rights, other rights, liberties and privileges thereof or in any way now or hereafter appertaining thereto, including homestead and any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof; and

(c)                                  all rents, issues, proceeds and profits accruing and to accrue from the Premises; and

(d)                                 all materials intended for construction, reconstruction, alteration and repair of the Improvements, all of which materials shall be deemed to be included within the Premises immediately upon the delivery thereof to the Premises and all fixtures and articles of personal property now or hereafter owned by Mortgagor and attached to or contained in and used in connection with the Premises, including, but not limited to, all Accounts and other rights to payment whether or not earned by performance, and including, but not limited to, payment for property or services sold, leased, rented, licensed or assigned; Goods; Farm Products; Chattel Paper; Inventory; Equipment; Instruments; Investment Property; Documents; Deposit Accounts; Money; Letter-of-Credit Rights; General Intangibles; Payment Intangibles; Software; Supporting Obligations; all payments, rights to payment whether or not earned by performance, accounts, general intangibles and benefits, including, but not limited to, payments in kind, deficiency payments, letters of entitlement, storage payments, emergency assistance, diversion payments, production flexibility contracts, contract reserve payments, ethanol incentive funds, bioenergy programs, under or from any preexisting, current or future federal or state government program and, to the extent not included in the foregoing as original collateral, the proceeds and products of the foregoing; and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Improvements in any manner; it being mutually agreed that all the aforesaid property owned by Mortgagor and placed by it on the Premises shall, so far as permitted by law, be deemed to be affixed to the realty, security for the said indebtedness and covered by this Mortgage.  All capitalized terms in this section are given the meaning attributed to them in the Uniform Commercial Code, as enacted in Wisconsin.

(e)                                  All proceeds of any insurance payable to Mortgagor and all subsequent owners of the Premises as a result of the damage or destruction thereto.

(f)                                    Together with all awards and other compensation hereafter paid to Mortgagor and all subsequent owners of the Premises for any taking by eminent domain or condemnation, either permanent or temporary, of all or any part of the Premises or any easement or appurtenance thereof, including severance and consequential damages and change in grade of streets, and any conveyance by private sale in lieu thereof.

This Mortgage shall also constitute a security agreement as defined in the Uniform Commercial Code with respect to (and the Mortgagor hereby grants Mortgagee a security interest in) all personal property and fixtures owned by Mortgagor and included in the Premises.  The Mortgagor will pay to Mortgagee, on demand, the amount of any and all reasonable costs and expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by Mortgagee in connection with the exercise of any right or remedy referred to in this paragraph.  As to those items of collateral described in this Mortgage that are or are to become fixtures, it is intended that THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING from the date of its filing in the real estate records of the County where the

Premises are situated.  The name of the record owner of the Premises is the Mortgagor set forth in page one of this Mortgage.  Information concerning the security interest created by this instrument may be obtained from Mortgagee, as secured party, at its address as set forth in page one of this Mortgage.  The address of the Mortgagor, as debtor, is as set forth in page one to this Mortgage.  The Mortgagor’s federal identification number is 39-2032455.  This document covers goods which are or are to become fixtures.  Upon the occurrence of a default, the giving of any required notice and the expiration of any applicable grace or cure period, Mortgagee may, at its option, sell or otherwise dispose of such personal property and fixtures by public or private proceedings, separate from or together with the sale of the Premises, in accordance with the provisions of the Wisconsin Uniform Commercial Code, and Mortgagee may with respect to such fixtures or personal property, exercise any other rights or remedies of a secured party under the Wisconsin Uniform Commercial Code.  Unless such personal property and/or fixtures are perishable or threatens to decline speedily in value or are of a type customarily sold on a recognized market, Mortgagee shall give Mortgagor at least ten (10) days prior written notice of the time and place of any public sale of such fixtures or personal property or other intended disposition thereof.  Upon occurrence of any event of default, the Mortgagee reserves the option, pursuant to the appropriate provisions of the Wisconsin Uniform Commercial Code to proceed with respect to such personal property and/or fixtures as part of the Premises in accordance with its rights and remedies with respect to the Premises, in which event the default provisions of the Wisconsin Uniform Commercial Code shall not apply.

TO HAVE AND TO HOLD the same unto Mortgagee and its successors and assigns forever.

AND MORTGAGOR COVENANTS AND WARRANTS that Mortgagor is lawfully seized of an indefeasible estate in fee simple of the Premises; that the same is free from all encumbrances and liens whatsoever, except the “Permitted Exceptions” identified on Exhibit B hereto, that Mortgagor has good and legal right, power and authority to so convey the same and that Mortgagor and its successors and assigns in interest will forever WARRANT AND DEFEND the title of the Premises and the lien and priority of this Mortgage against the lawful claims and demands of all persons whomsoever, subject to the Permitted Exceptions; and that Mortgagor will execute, acknowledge and deliver all and every such further assurances unto Mortgagee of the title to all and singular the Premises hereby conveyed and intended so to be, or which Mortgagor may be or shall become hereinafter bound so to do.  All such covenants and warranties shall run with the land solely for the benefit of Mortgagee, its successors and assigns.

PROVIDED, NEVERTHELESS, that if Mortgagor shall well and truly pay to Mortgagee, or order, the principal sum of THIRTY-THREE MILLION TWENTY-FOUR THOUSAND TWENTY and 00/100THS ($33,024,020.00) DOLLARS or such amount advanced to Mortgagor pursuant to the Loan Agreement, the Note, and any future obligations of Mortgagor to Mortgagee under the Loan Agreement, the Note, or pursuant to other notes, contracts, guaranties or other evidences of indebtedness or obligations now or hereafter executed by Mortgagor with or in favor of Mortgagee (which Loan Agreement, Note and other evidences of indebtedness or obligations are hereinafter collectively referred to as the “Loan Documents”) with interest on such principal sum pursuant to the Loan Documents at the rate specified in the Loan Documents.

The indebtedness pursuant to the Loan Documents mature not later than July 1, 2010.  The provisions of the Loan Documents are incorporated herein by reference.

AND PROVIDED, that if Mortgagor shall fully perform all of the terms, covenants, conditions and warranties of this Mortgage, then this indenture is to be NULL AND VOID and shall be released of record at the expense of Mortgagor, OTHERWISE to remain in full force and effect.

MORTGAGOR FURTHER COVENANTS AND AGREES AS FOLLOWS:

1.                                       To pay promptly the principal of, premium, if any, and interest, fixed, contingent or otherwise, on the indebtedness evidenced by the Loan Documents together with all other sums arising under the Loan Documents and this Mortgage and secured hereby, at the times and in the manner herein and in the Loan Documents provided.

2.                                       To keep the Premises free from statutory liens of every kind; to pay, (except when payment for all such items has been made under Paragraph 3 hereof) before delinquent and before any interest or penalty for non-payment attaches thereto, all taxes, assessments, water rates, sewer rentals and other governmental charges, fines, or impositions of every nature and to whomever assessed that may now or hereafter be levied or assessed upon the Premises or any part thereof, or upon the rents, issues, income or profits thereof, whether any or all said taxes, assessments, water rates, sewer rentals or charges, fines or impositions be levied directly or indirectly or as excise taxes or income taxes; at Mortgagee’s request, to deliver to Mortgagee, at least ten (10) days before delinquent, receipted bills evidencing payment therefor; to pay in full, under protest in the manner provided by statute, any tax, assessment, rate, rental, fine, imposition or charge aforesaid which Mortgagor may desire to contest; and in the event of the passage, after the date of this Mortgage, of any law of the State of Wisconsin, deducting from the value of land for the purpose of taxation, any lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgage for state or local purposes, or the manner of the collection of any such taxes, so as to impose a tax, or upon the rendition of any Court of competent jurisdiction of a decision that any undertaking by Mortgagor as in this paragraph or elsewhere in this Mortgage provided is legally inoperative, then the principal indebtedness together with accrued interest and all other sums due hereunder (but not including any prepayment premium) and under the Loan Documents will be due and payable at the election of Mortgagee thirty (30) days’ after written notice to the Mortgagor, of such election, provided, however, said option and right shall be unavailing and the Loan Documents and Mortgage shall remain in effect as though said law had not been enacted, if, notwithstanding such law, Mortgagor lawfully may pay any such tax or taxes assessment, rate, rental, fine, imposition or charge to or for Mortgagee and does in fact pay same when payable.  An assessment which is payable in installments at the application of Mortgagor or any lessee of the Premises shall nevertheless, for the purpose of this paragraph, be deemed due and payable in its entirety on the day the first installment becomes due and payable or a lien unless Mortgagee agrees that such assessment may be paid in installments, which agreement shall not be unreasonably withheld.  Except when payment has been made under Paragraph 3 hereof, at the request of Mortgagee, Mortgagor shall deliver to Mortgagee receipted bills evidencing payment of such installments at least ten (10) days before delinquent.  In the event of a default under this Mortgage, including a default under the foregoing, Mortgagee shall have the option, in addition to its other remedies, to require the Mortgagor to pay immediately the outstanding balance of any assessments being paid in installments.

3.                                       To keep the Improvements insured against loss or damage resulting from fire, windstorm and other hazards, casualties and contingencies in an amount equal to the replacement cost thereof, and to pay promptly, when due, any premiums on such insurance.  All insurance policies shall be in such form and with such endorsements as shall be reasonably acceptable to Mortgagee and shall be carried in companies approved by Mortgagee and policies and renewals, marked ‘Paid’ or Certificates of Insurance, shall be delivered to Mortgagee at least ten (10) days before the expiration of the old policies and shall have attached thereto standard non-contributing mortgagee clause (in favor of and entitling Mortgagee to collect any and all of the proceeds payable under all such insurance) as well as standard waiver of subrogation endorsement, all to be in form acceptable to Mortgagee.  In the event of a change in ownership or occupancy of the Premises immediate notice thereof by mail shall be delivered by Mortgagee to all insurers and in the event of loss, Mortgagor will give immediate notice by mail to Mortgagee.  Except for losses in an annual aggregate amount of $50,000 or less, which Mortgagor shall handle directly, the Mortgagor hereby authorizes Mortgagee, at Mortgagee’s option, to collect, adjust and compromise any losses under any of the insurance aforesaid and after deducting costs of collection to apply the proceeds at its option as follows:  (1)  As a credit upon any portion as selected by Mortgagee, of the indebtedness secured hereby, or (2) To restoring the improvements in which event Mortgagee shall not be obligated to see the proper application thereof nor shall the amount so released or used be deemed a payment on any indebtedness secured hereby, or (3) To deliver same to the owner of the Premises.  In the event of foreclosure of this Mortgage, or other transfer of title to the Premises in extinguishment of the indebtedness secured hereby, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee of the Premises.  Mortgagor shall not carry separate insurance, concurrent in kind or form and contributing, in the event of loss, with any insurance policies required hereunder.  Mortgagor shall at all times be in compliance with the terms and provisions of all insurance policies required hereunder or in fact maintained by Mortgagor with respect to the Premises whether or not required hereunder.

That notwithstanding any provisions herein to the contrary and in particular the foregoing provisions of this Section 3, in the event of any such loss or damage as therein described to the improvements upon the Premises, it is hereby understood, covenanted and agreed that the Mortgagee shall make the proceeds received under any such insurance policies as therein described available for the restoration of the improvements so damaged, subject to the following conditions:  (a) that Mortgagor is not then in default under any of the terms, covenants and conditions hereof; (b) that Mortgagee shall first be given satisfactory proof that such improvements have been fully restored or that by the expenditure of such money will be fully restored, free and clear of all liens, except as to the lien of this Mortgage; (c) that in the event such proceeds shall be insufficient to restore or rebuild the said improvements, Mortgagor shall deposit promptly with Mortgagee funds which, together with the insurance proceeds, shall be sufficient to restore and rebuild the said Premises; (d) that in the event Mortgagor shall fail within a reasonable time, subject to delays beyond its control, to restore or rebuild the said improvements, then Mortgagee, at its option, may restore or rebuild the said improvements for or on behalf of the Mortgagor and for such purpose may do all necessary acts; and (e) that the excess of said insurance proceeds above the amount necessary to complete such restoration shall be applied as hereinbefore provided as a credit upon any portion as selected by Mortgagee, of the indebtedness secured hereby.  In the event any of the said conditions are not or cannot be satisfied, then the alternate disposition of such insurance proceeds as provided above in this Section 3 shall again become applicable.

Under no circumstances shall Mortgagee become personally obligated to take any action to restore or rebuild the said Improvements.  In the event of foreclosure of this Mortgage, or other transfer of title to the Premises in extinguishment of the indebtedness secured hereby, all right, title and interest of the Mortgagor, in and to any insurance policies then in force, and to the proceeds of any such policies, shall pass to the purchaser or grantee.

4.                                       To carry and maintain such liability and indemnity insurance (including, but without limitation, water damage and the so-called assumed and contractual liability coverage) as may reasonably be required from time to time by Mortgagee in forms, amounts and with companies satisfactory to Mortgagee.  Such insurance policies shall name Mortgagee as an additional insured.  Certificates of such insurance, premiums prepaid, shall be deposited with Mortgagee and shall contain provision for thirty (30) days’ notice to Mortgagee prior to any cancellation thereof.

5.                                       That none of the Improvements shall be materially altered, removed or demolished nor shall any fixtures, appliances or articles of personal property on, in or about the Improvements be severed, removed, sold or mortgaged, without the consent of Mortgagee which may be withheld in Mortgagee’s sole discretion except that such consent of Mortgagee shall not be required in the case of:  (i) the severance, removal or sale of any fixtures, chattels or articles of personal property, provided that they are promptly replaced by similar fixtures, chattels and articles of personal property, at least equal in quality and condition as those replaced, free from any security interest in or encumbrance thereon or reservation of title thereto; and (ii) alterations, removals or demolitions done for the purpose of making improvements done in the ordinary course of operating the Premises as income producing property provided that any such alteration, removal or demolition costs less than $50,000; to permit, commit or suffer no waste, impairment or deterioration of the Premises or any part thereof; to keep and maintain the Premises and every part thereof in thorough repair and condition; to effect such repairs as Mortgagee may reasonably require and from time to time to make all needful and proper replacements so that the Premises will, at all times, be in good condition, fit and proper for the respective purposes for which they were originally erected or installed; to comply with all statutes, orders, requirements or decrees relating to the Premises by any federal, state or municipal authority; to observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Premises or which have been granted to or contracted for by Mortgagor in connection with any existing or presently contemplated use of the Premises; and to permit Mortgagee or its agents, at all reasonable times, to enter upon and inspect the Premises; provided that such inspections shall not unreasonably disrupt Mortgagor’s business operations.

6.                                       To save Mortgagee harmless from all reasonable costs and expenses, including reasonable attorneys’ fees, and costs of a title search, continuation of abstract and preparation of survey, incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body (excepting an action to foreclose or to collect the debt secured hereby) in and to which Mortgagee may be or become a party by reason hereof, including but not limited to condemnation, bankruptcy and administrative proceedings, as well as any other of the foregoing wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of and the lien created by this Mortgage, and all money paid or expended by Mortgagee in that regard, together with interest thereon from date of such payment at the rate set forth in the Loan Documents shall be so much additional indebtedness secured hereby and shall be immediately and without notice due and payable by Mortgagor.

7.                                       That Mortgagor will give Mortgagee immediate written notice of the actual or threatened commencement of any proceedings under eminent domain affecting all or any part of the Premises or any easement therein or appurtenance thereof, including severance and consequential damage and change in grade of streets, and will deliver to Mortgagee copies of any and all papers served in connection with any such proceedings.  Mortgagor further covenants and agrees to make, execute and deliver to Mortgagee, at any time or times upon request, free, clear and discharged of any encumbrances of any kind whatsoever, any and all further assignments and/or other instruments deemed necessary by Mortgagee for the purpose of validly and sufficiently assigning all awards and other compensation heretofore and hereafter to be made to Mortgagor (including the assignment of any award from the United States Government at any time after the allowance of the claim therefor, the ascertainment of the amount thereof and the issuance of the warrant for payment thereof) for any taking, either permanent or temporary, under any such proceedings.

Mortgagor further agrees that should the Premises or any part thereof, including any easement or appurtenance thereof, be taken or damaged, permanently or temporarily, by reason of any public improvement or condemnation proceedings, including severance and consequential damage and change in grade of streets, or damage by earthquake or in any other manner, Mortgagee shall be entitled to any compensation, award, payment or relief therefor and Mortgagor does hereby appoint Mortgagee its attorney-in-fact, coupled with an interest, and authorizes, directs and empowers such attorney, at the option of the attorney on behalf of the Mortgagor, its successors or assigns, to commence, appear in and prosecute, in its own name, any action or proceedings, to adjust or compromise any claim therefor and to collect and receive proceeds thereof, and to give proper receipts and acquittances therefor and after deducting expenses of collection, to apply the net proceeds as a credit on any portion, as selected by Mortgagee, of the indebtedness secured hereby notwithstanding the fact that the amount owing thereon may not then be due and payable hereunder or that the indebtedness is otherwise adequately secured, provided, however, that no prepayment premium shall be due in connection with any net proceeds applied to the indebtedness.

8.                                       That Mortgagor within five (5) business days upon request by mail, will furnish a written statement duly acknowledged confirming the amount of the outstanding principal balance set forth in the Loan Documents and all interest accrued thereon and all other amounts due upon this Mortgage and whether any offsets or defenses exist against the mortgage debt.

9.                                       That upon default by Mortgagor in the performance or observance of any of the terms, covenants, conditions or warranties herein or in the Loan Documents contained, after any notice required by the terms of the Loan Documents and the expiration of any applicable cure or grace period, Mortgagee may, at its option, and whether electing to declare the whole indebtedness due and payable or not, perform the same without waiver of any other remedy, and any amount paid or advanced by Mortgagee in connection therewith or any other reasonable costs, charges or expenses incurred in the protection of the Premises and the maintenance of this lien including reasonable attorneys’ fees, with interest thereon, at the rate set forth in the Loan Documents shall be repayable by the Mortgagor without demand and shall be an additional lien upon the Premises prior to any right, title, interest or claim attaching or accruing subsequent to the lien of this Mortgage and shall be secured by and collectible as a part of this Mortgage.

10.                                 That upon any default by Mortgagor in the payment of the principal sum secured hereby or of any installment thereof, or of interest thereon, as they severally become due, or any default, in the performance or observance of any other term, covenant or condition in this Mortgage or in the Loan Documents or in any instrument now or hereafter evidencing or securing said debt, and the continuance of any such default after the giving of any required notice and the expiration of any applicable grace period provided in Paragraph 32 of this Mortgage, then in any or either of said events, the whole indebtedness secured hereby together with accrued interest and all other sums due hereunder or under the Loan Documents, shall, at the option of Mortgagee, become immediately due and payable together with interest at the rate set forth in the Loan Documents and together with reasonable attorneys’ fees and without relief from valuation or appraisement laws, and thereupon, or at any time during the existence of any such default, Mortgagee may exercise with respect to all personal property and fixtures which are a part of the Premises, all the rights and remedies accorded upon default to a secured party under the Uniform Commercial Code as in effect in the State of Wisconsin, and may proceed to foreclose this Mortgage by judicial proceedings, anything hereinbefore or in said Loan Documents contained to the contrary notwithstanding, and any failure to exercise said option shall not constitute a waiver of the right to exercise the same at any other time.  Mortgagee may become the purchaser at any such foreclosure sale, and for the purpose of making settlement or payment of the purchase price, shall be entitled to use the Loan Documents and any claims for interest accrued and unpaid thereon, together with all other sums, with interest, advanced and unpaid hereunder, and all statutory charges for such foreclosure, including maximum attorney’s fees allowed by law in order that there may be credited as paid on the purchase price the sums then due under the Loan Documents including principal and interest thereon and all other sums, with interest, advanced and unpaid hereunder, and all charges and expenses of such foreclosure including attorneys’ fees allowed by law.

11.                                 That upon default by Mortgagor as aforesaid, and the election of acceleration by Mortgagee as aforesaid, Mortgagee may, at its option, and subject to the notice provisions of this

Mortgage, collect the whole amount due and payable in a suit at law or by foreclosure of this Mortgage by action or by the exercise of any other remedy available at law or equity, and Mortgagee may sell the property at public sale and give deeds of conveyance to the purchasers pursuant to applicable Wisconsin statutes, and may apply the proceeds of any public sale to pay all amounts then due on this Mortgage, including principal, interest, and the amount of any taxes, assessments and insurance premiums and any other sum which may then be due Mortgagee,  and also to pay all costs and expenses of any such foreclosure sale, including but not limited to attorney fees, costs of continuation of abstract, examination of title and title insurance, all of which costs, expenses and fees Mortgagor agrees to pay.

12.                                 That in case of foreclosure of this Mortgage in any court of law or equity, whether or not any order or decree shall have been entered therein, and to the extent permitted by law, a reasonable sum as aforesaid shall be allowed for attorneys’ fees of the plaintiff in such proceeding, for stenographers’ fees and for all moneys expended for documentary evidence and the cost of a complete abstract of title and title report for the purpose of such foreclosure, such sums to be secured by the lien hereunder; and, to the extent permitted by law, there shall be included in any judgment or decree foreclosing this Mortgage and be paid out of said rents, issues and profits from the Premises or the proceeds of any sale made in pursuance of any such judgment or decree:  (1) all reasonable costs and expenses of such suit or suits, advertising, sale and conveyance, including reasonable attorneys’, solicitors’ and stenographers’ fees, outlays for documentary evidence and the cost of said abstract, examination of title and title report; (2) all moneys advanced by Mortgagee, if any, for any purpose authorized in this Mortgage, with interest as herein provided; (3) all the accrued interest and Default Interest remaining unpaid on the indebtedness hereby secured; (4) any acceleration premium then arising; and (5) all the said principal money remaining unpaid.  The overplus of the proceeds, if any, shall be paid to the said Mortgagor, or as the court may direct.

13.                                 That in case of any foreclosure sale of the Premises, the same may be sold in one or more parcels.  Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, waives any and all right to have the Premises marshaled upon foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Premises sold as an entirety.  Mortgagor agrees that to the extent permitted by law, this Mortgage may be foreclosed by Mortgagee at Mortgagee’s option, pursuant to the provisions of Section 846.101, 846.102 and/or 846.103 of the Wisconsin statutes or any successor thereof.

14.                                 That the failure of Mortgagee to exercise the option for acceleration of maturity and/or foreclosure following any default as aforesaid or to exercise any other option granted to Mortgagee hereunder in any one or more instances, or the acceptance by Mortgagee of partial payments hereunder shall not constitute a waiver of any such default, but such option shall remain continuously in force.  Acceleration of maturity, once claimed hereunder by Mortgagee, may, at the option of Mortgagee, be rescinded by written acknowledgment to that effect by Mortgagee, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity.

15.                                 That in the event of foreclosure of this Mortgage, Mortgagor does hereby authorize and empower Mortgagee, its successors and assigns:  (a) to pay all taxes, special assessments, assessments, water rates, sewer rentals and other governmental charges of every kind and nature that may then have been or that thereafter during the period of redemption from sale under such foreclosure may be levied or assessed upon the Premises or any part thereof; (b) to keep the Improvements insured and to pay the premiums therefor as required hereunder during the period of redemption from the sale under such foreclosure; and (c) to keep the Premises in thorough repair as required hereunder during the period of redemption of the sale from such foreclosure, and any amount so paid or advanced by Mortgagee under the authority of this paragraph, together with interest thereon at the rate set forth in the Loan Documents, shall be an additional lien upon the Premises prior to any right, title, interest or claim thereon attaching or accruing subsequent to the lien of this Mortgage and shall be secured by and collectible as part of the within Mortgage.

16.                                 That at the option of Mortgagee, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to any insurance proceeds, award in condemnation or any intervening judgment lien) to any and all leases of all or any part of the Premises upon the execution and recording in the offices of the County Recorder in and for Columbia County, Wisconsin, by Mortgagee of a unilateral declaration to that effect.

17.                                 That the rights and remedies herein provided are cumulative and Mortgagee may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law or in equity, without first exhausting and without affecting or impairing the security or any right or remedy afforded by this Mortgage and no enumeration of special rights or powers by any provisions of this Mortgage shall be construed to limit any grant of general rights or powers, or to take away or limit any and all rights granted to or vested in Mortgagee by virtue of the laws of Wisconsin.

18.                                 The Mortgagor hereby waives, to the extent permitted by law, the benefits of all valuation, appraisement, homestead, exemption, stay and moratorium laws, now in force or which may hereafter become laws.

19.                                 That Mortgagee, without notice, and without regard to the consideration, if any, paid therefor, and notwithstanding the existence at that time of any inferior liens thereon, may release any part of the security described herein or any person liable for any indebtedness secured hereby without in any way affecting the priority of the lien of this Mortgage, to the full extent of the indebtedness remaining unpaid hereunder upon any part of the security not expressly released and may agree with any party obligated on said indebtedness or having any interest in the security described herein to extend the time for payment of any part or all of the indebtedness secured hereby.  Such agreement shall not, in any way, release or impair the lien hereof, but shall extend the lien hereof as against the title of all parties having any interest in said security which interest is subject to said lien.

20.                                 In the event Mortgagee (a) releases, as aforesaid, any part of the security described herein or any person liable for any indebtedness secured hereby, (b) grants an extension of time of any payments of the debt secured hereby; (c) takes other or additional security for the payment thereof; (d) waives or fails to exercise any right granted herein or in the Loan Documents, said act or omission shall not release the Mortgagor, subsequent purchasers of the Premises or any part thereof, or makers or sureties of this Mortgage or of the Loan Documents, under any covenant of this Mortgage or of the Loan Documents, nor preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in the event of any other default then made or any subsequent default.

21.                                 That nothing herein contained nor any transaction related thereto shall be construed or so operate as to require the Mortgagor to make any payment or to do any act contrary to law; that if any clauses or provisions herein contained operate or would prospectively operate to invalidate this Mortgage in whole or in part then such clauses and provisions only shall be held for naught, as though not herein contained, and the remainder of this Mortgage shall remain operative and in full force and effect.  All notices, approvals, consents, requests and other communications required to be given hereunder shall be in writing and mailed, faxed, or delivered at the addresses set forth below, or at such other address as such party may specify by written notice to the other parties hereto:

If to the Mortgagor:	United Wisconsin Grain Producers, LLC
100 Richland Street
P.O. Box 247
Friesland, WI 53935
Telephone: (920) 348-5016
Fax: (920) 348-5009
Attention: President

With a copy to:	Thomas D. Johnson
Brown Winick Graves Gross Baskerville and Schoenebaum, PLC
666 Grand Avenue, Suite 2000
Des Moines, Iowa 50309
Facsimile: (515) 242-2488

If to the Mortgagee:	AgStar Financial Services, PCA
1921 Premier Drive
P.O. Box 4249
Mankato, MN 56002-4249
Telephone: (507) 386-4242
Facsimile: (507) 344-5088
Attention: Mark Schmidt

With copy to:	Phillip L. Kunkel
Gray Plant Mooty
1010 West St. Germain, Suite 600
St. Cloud, MN 56301
Facsimile: (320) 252-4482

All such notices and communications shall have been duly given and shall be effective:  (a) when delivered; (b) when transmitted via facsimile to the number set forth above; (c) the business day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service; or (d) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid.  Any confirmation sent by the Mortgagee or Mortgagor to a Borrower of any borrowing under this Agreement shall, in the absence of manifest error, be conclusive and binding for all purposes

22.                                 That the Premises herein mortgaged being located in the State of Wisconsin, this Mortgage and the rights and indebtedness hereby secured shall, without regard to the place of contract or payment, be construed and enforced according to the internal laws of the State of Wisconsin.

23.                                 Mortgagor agrees that upon or any time after the occurrence and continuance beyond any applicable cure period of a default hereunder or during the pendency of any action to foreclose this Mortgage, Mortgagee, shall upon application to the circuit court where the Premises or any part thereof is located by an action separate from the foreclosure or in the foreclosure action (it being understood and agreed that the existence of a foreclosure is not a prerequisite to any action for a receiver hereunder), be entitled to the appointment of a receiver for the rents, profits and all other income of every kind which shall accrue and be owing for the use or occupation of the Premises or any part thereof.  Mortgagee shall be entitled to the appointment of a receiver without regard to waste, adequacy of the security or solvency of Mortgagor or without the requirement of posting of any bond or security and without regard to the then value of the Premises.  The Mortgagee hereunder or any holder of the Loan Documents may be appointed as the receiver.  The receiver, who shall be an experienced property manager, shall collect (until the indebtedness secured hereby is paid in full and, in the case of a foreclosure action, during the entire redemption period) the rents, profits and all other income of every kind, manage the Premises so to prevent waste, execute leases within or beyond the period of the receivership if approved by the court and apply all rents, profits and other income collected by the receiver to the following in such order as may be designated by Mortgagee:

A.                                   To the payment of all reasonable fees of the receiver, if any, approved by the court;

B.                                     To the repayment of tenant security deposits, with interest thereon, if required by applicable statutes;

C.                                     To the payment when due of, delinquent or current, real estate taxes or special assessments with respect to the Premises, or the periodic escrow for the payment of the same;

D.                                    To the payment when due of premiums for insurance of the type required hereby, or the periodic escrow for payment of the same, if any;

E.                                      To the payment of expenses for normal maintenance of the Premises; and

F.                                      If received prior to any foreclosure sale of the said Premises, to Mortgagee for payment of the indebtedness secured by this Mortgage, but no such payment made after acceleration of the indebtedness shall affect such acceleration.

As provided in applicable statutes, Mortgagee shall have the right at any time and without limitation to advance money to the receiver to pay any part of or all of the items which the receiver should otherwise pay if cash were available from the Premises and sums so advanced with interest at the rate provided in the Loan Documents, shall be secured hereby, or if advanced during the period of redemption, shall be a part of the sum required to be paid to redeem from the sale.

Upon the occurrence and continuation of a default beyond any applicable cure period, Mortgagor for itself and any subsequent owner of the Premises hereby waives any and all defenses to the application for a receiver and hereby specifically consents to such appointment upon notice but nothing herein contained is to be construed to deprive the holder of this Mortgage of any other right, remedy or privilege it may have under the law to have a receiver appointed.  The provision for the appointment of a receiver and the assignment of such rents, issues and profits is an express condition upon which the loan hereby secured is made.  The rights and remedies herein provided for shall be deemed to be cumulative and in addition to, and not in limitation of, those provided by law, and if there be no receiver so appointed, Mortgagee may proceed to collect the rents, issues and profits from the Premises.

24.                                 That in the event of the sale or transfer by operation of law, or otherwise, of all or any part of the Premises, Mortgagee is hereby authorized and empowered to deal with such vendee or transferee with reference to the Premises, or the debt secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might with Mortgagor, without in any way releasing or discharging Mortgagor from its liability or undertaking hereunder.

25.                                 Mortgagor shall maintain and keep in full force and effect its legal existence, its right to carry on its business, and all franchises, rights and privileges heretofore or hereafter granted to or for Mortgagor, and shall file within the prescribed time any and all franchise tax reports and any other tax reports or returns, and pay all such taxes when due and payable all in compliance with the provisions of any present or future law.

26.                                 Mortgagor represents and warrants that on the date on which this Mortgage is executed and delivered, neither it, this Mortgage, nor the Premises, nor the contemplated use of the Improvements on the Premises are in violation of any easements, covenants and whether restrictions of record or not, affecting or binding on the Premises.  Mortgagor further covenants that Mortgagor shall at all times faithfully and timely perform or cause to be performed all of the terms, covenants and conditions, on Mortgagor’s part to be performed, contained in any agreements, easements, permits or other instruments affecting the Premises.  Mortgagor covenants and agrees that it will not waive or modify any of the terms of any of such agreements, easements, permits or other instruments or the rights or easements created thereby or cancel or surrender same or release or discharge any party thereunder or person bound thereby of or from any of the terms, covenants or conditions thereof or permit the release or discharge of any party thereunder in a manner that adversely affects mortgagee’s security, without, in each instance, the prior written consent of Mortgagee.  Mortgagor shall take all necessary action to effect the performance of all of the obligations of the other parties to and the persons bound by the said agreements, easements, permits and other instruments.

Mortgagor will promptly give to Mortgagee copies of all notices, advices, demands, requests, consents, statements, approvals, disapprovals, authorizations, determinations, satisfactions, waivers, designations, refusals, confirmations or denials which it shall give or receive under any of the aforesaid agreements, easements, permits and other instruments to the extent any of the foregoing adversely affect Mortgagee’s security.

27.                                 Mortgagor hereby represents and warrants that:

(a)                                  the Premises and the operations presently conducted thereon are not in material violation of any zoning ordinances, building codes or Environmental Laws (as hereinafter defined) ;

(b)                                 neither Mortgagor nor to the knowledge of Mortgagor, after due inquiry, any other person or entity has ever caused or permitted any hazardous substance to be placed, held, located, generated, treated or disposed of, on, under or at the Premises except in conformance with applicable law;

(c)                                  Mortgagor has not received any notice from any governmental agency that the Premises and the operations presently conducted thereon are the subject of any pending or threatened investigation, inquiry or proceeding under any Environmental Laws;

(d)                                 neither Mortgagor, nor to the knowledge of Mortgagor, after due inquiry, any other person, has ever caused or permitted any asbestos to be located on the Premises;

(e)                                  to Mortgagor’s knowledge, after due inquiry, no hazardous substance has ever migrated in, on, about or under the Premises;

(f)                                    Mortgagor has no knowledge of any use of the Premises by any prior owner which violated any applicable Environmental Laws; and

(g)                                 Mortgagor has duly obtained or secured all necessary permits, licenses, and other governmental authorizations either necessary or appropriate under Environmental Laws for the construction and operation of the Project.

28.                                 Mortgagor hereby covenants and agrees that:

(a)                                  its own use of the Premises and the operations and activities conducted thereon will at all times be in compliance with all Environmental Laws and that it will exercise its best efforts to secure compliance by other users of the Premises with all Environmental Laws;

(b)                                 Mortgagor will not cause or permit any hazardous substance ever to be generated, handled, used, stored treated or placed on, under or at, or to escape, leak, seep, spill or be discharged, emitted or released from, the Premises or any part thereof, except in compliance with Environmental Laws, provided, however, that Mortgagor may store reasonable quantities of chemicals, cleansers and other materials reasonably required for maintenance and operation of the Premises provided the same are properly stored, are used in the ordinary course of business, and in compliance with all applicable laws and provided, however, that Mortgagor may engage in the manufacturing, processing, storage, transportation and production of ethanol, including all ingredients and byproducts in compliance with applicable laws;

(c)                                  the use of the Premises by Mortgagor of the Premises will not result in the unlawful release or presence of any hazardous substance or solid waste in, on or under the Premises and Mortgagor will exercise its best efforts to assure that the use of the Premises by any tenant, licensee or other occupant will not result in the unlawful release or presence of any hazardous substance or solid waste in, on or under the Premises;

(d)                                 Mortgagor shall give immediate notice to the Mortgagee of any violation, or receipt of any notice or complaint of any violation or alleged violation, of any Environmental Laws.  Mortgagor will, at the Mortgagor’s expense, furnish Mortgagee with any and all environmental reports, tests, analyses, and studies reasonably requested by Mortgagee to determine whether the Premises has been or is being used for the handling, generation, disposal, storage, or transportation of any hazardous substances, and whether the Premises and all activities conducted thereon are in compliance with all Environmental Laws.

(e)                                  Mortgagee, its agents and representatives, may from time to time make periodic inspections of the Premises and in connection therewith may make such tests of the air, soil, groundwater, and building materials, as Mortgagee, its agents and representatives, shall reasonably deem necessary, provided, however, such inspections shall not unreasonably disrupt Mortgagor’s business operations; and

(f)                                    Mortgagor shall use its best efforts to cause any and all tenants, licensees and other occupants of the Premises to conduct their respective businesses and uses of the Premises so as to comply in all respects with Environmental Laws.

For purposes of section 27 and this section28, the term “Environmental Laws” shall mean and include any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any governmental authority pertaining to health or to the environment, and relating to the Premises, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), and as may be further amended (collectively “CERCLA”), the Federal Water Pollution Control Act Amendments, the Occupational Safety Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, and the Toxic Substances Control Act, as amended.  Likewise, the terms “hazardous substance” and “Release” shall have the meanings specified in CERCLA and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment, and provided further that, to the extent the laws of the state in which the mortgaged premises is located establish a meaning for “hazardous substance,” “release,” “solid waste” or “disposal” which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply with regard to the Premises.

29.                                 Mortgagor covenants and warrants that the Premises are and will be the subject of validly issued and outstanding permits and that the Premises are (and Mortgagor covenants that they will remain) permitted by and are consistent with any and all zoning, ecological, environmental and use restrictions and all other governmental laws, rules and regulations applicable to the Premises and Mortgagor agrees that these covenants and warranties shall be fully accurate and in force continually hereafter for so long as the indebtedness secured hereby is unpaid.

30.                                 Mortgagor covenants not to initiate, join in, or consent to any change in any zoning ordinance, private restrictive covenants or other public or private restriction changing, limiting or restricting the uses which may be made of the Premises or any part thereof, without the prior written consent of Mortgagee in each instance.  Without limiting the generality of the foregoing, (a) Mortgagor shall not by act or omission permit all or any part of the Premises to be availed of any municipal or governmental requirements for the construction or maintenance of any building or other improvements on premises not part of the Premises, and (b) Mortgagor shall not by act or omission impair the integrity of the Premises as a parcel separate and apart from all other premises not subject to this Mortgage.  Any attempt by Mortgagor to take any action which would violate any of the foregoing provisions of this paragraph 30 shall be void.

31.                                 Notwithstanding anything herein or in the Loan Documents secured hereby to the contrary, it is hereby agreed that in no event shall the amount paid, or agreed to be paid, to Mortgagee as interest pursuant to the terms of the Loan Documents exceed the highest lawful rate permissible under applicable usury laws if any.  If Mortgagee would, but for the operation of this paragraph, ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

Mortgagor covenants and agrees that the indebtedness secured by this Mortgage and the proceeds of such indebtedness are for business purposes only.

Mortgagor hereby represents and warrants that no portion of the Premises is homestead property of Mortgagor.

32.                                 That (a) if default be made in the payment of the principal sum secured hereby or of any installment thereof, or of interest thereon, or of any other sum due hereunder, under the Loan Documents or in any other document, instrument, or agreement now or hereafter evidencing or securing said debt as they severally become due and such default shall continue uncured for ten (10) days beyond the due date thereof; (b) if default be made in the performance or observance of any other term, covenant, or condition in this Mortgage or in the Loan Documents or in any other document, instrument or agreement now or hereafter evidencing or securing said debt and such default shall continue uncured for a period of ten (10) days after notice to Mortgagor unless such default is of such nature as cannot be cured within such ten (10) day period but can be cured during a longer period and Mortgagor has initiated action to cure such default and diligently pursues the curing of such default, in which case, such ten (10) day period shall be extended for a time that is reasonably necessary to cure such default; (c) if default be made in any payment or performance due under the Loan Documents, this Mortgage or any other document, instrument or agreement now or hereafter evidencing or securing said debt and it is expressly stated herein or therein that there is no applicable grace period; (d) if proceedings be instituted for the foreclosure or collection of any mortgage, judgment or lien prior or subordinate to the lien of this Mortgage materially affecting the Premises; (e) if Mortgagor shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking, consenting to, or acquiescing in, reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief, under any present or future statute, law or regulation relating to bankruptcy, insolvency, reorganization or relief of debtors or if Mortgagor shall file an answer admitting or shall fail to deny the material allegations of a petition against Mortgagor seeking any such relief shall not have been dismissed within sixty (60) days after the commencement thereof; or (f) if a trustee, receiver or liquidator of Mortgagor or any substantial part of its properties or assets shall be appointed with the consent or acquiescence of Mortgagor or if any such appointment, if not so consented to or acquiesced in, shall remain unvacated or unstayed for an aggregate of sixty (60) days: then at such time, or upon the happening of any such event, or at any time thereafter unless cured to Mortgagee’s satisfaction, as the case may be, the entire principal sum secured hereby, together with accrued interest or any portion thereof as selected by Mortgagee and all other sums due hereunder, under the Loan Documents and any other document, instrument or agreement now or hereafter evidencing or securing the indebtedness, shall, at the option of Mortgagee, become immediately due and payable and shall thereupon be collectible by exercise of any remedy available under this Mortgage or any other document given as additional security for the indebtedness secured hereby as fully and completely as if all of the said sums of money were originally stipulated to be paid on such day, anything in said Loan Documents or in this Mortgage to the contrary notwithstanding, with reasonable attorneys’ fees and other reasonable costs and charges and without relief from valuation or appraisement laws.  In addition, such principal sum and all such other sums shall bear interest from the date of such default until paid at the rate provided in the Loan Documents, such interest to be paid on demand.  The remedies provided under this paragraph shall be in addition to and not a limitation on any other rights or remedies contained in this Mortgage or available as a result of any default by Mortgagor hereunder.  Thereupon, or at any time during the existence of any such default, Mortgagee may proceed to foreclose this Mortgage, anything herein or in said Loan Documents contained to the contrary notwithstanding, including a partial foreclosure.  Any failure of Mortgagee to exercise any option which Mortgagee may have hereunder, under the documents and instruments evidencing and securing the debt, or at law or in equity, shall not constitute a waiver of the right to exercise the same at any other time.

33.                                 That all covenants hereof shall run with the land solely for the benefit of Mortgagor and its successors and assigns.

34.                                 That this Mortgage and the rights and indebtedness hereby secured, without regard to the place of contract or payments, be construed and enforced according to the laws of the State of Wisconsin.

35.                                 That Mortgagor will do, execute, acknowledge and deliver such further reasonable acts, deeds, conveyances, transfers and assurances necessary or proper, in the reasonable judgment of Mortgagee, for the better assuring, conveying, mortgaging, assigning and confirming unto the Mortgagee all property mortgaged hereby.

36.                                 Each right, power and remedy herein conferred upon Mortgagee is cumulative and in addition to every other right, power or remedy, existing or implied, given now or hereafter existing at law or in equity, except as specifically restricted herein and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy; and no delay or omission of Mortgagee in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any default or acquiescence therein.

37.                                 Nothing in this Mortgage shall be construed as constituting the Mortgagee a mortgagee in possession.

38.                                 Mortgagor and mortgagee have had a full opportunity to review this agreement and have either consulted with their own attorneys regarding the terms of this agreement or specifically waived the right to do so.  If there is ever a dispute regarding any provision of this agreement, the parties agree that this agreement shall not be construed against either Mortgagor or Mortgagee or the preparer thereof.

39.                                 The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid.

40.                                 This Mortgage shall not be modified or amended unless such modification or amendment is in writing and signed by both parties hereto.

41.                                 This Mortgage is the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements regarding the subject matter hereof, except that nothing herein shall supersede the Loan Documents, and to the extent that this Mortgage is inconsistent with such Loan Documents, the Loan Documents shall be controlling.

IT IS SPECIFICALLY AGREED that time is of the essence of this contract and that the waiver of the options, or obligations secured hereby, shall not, at any time thereafter, be held to be abandonment of such rights.  Except as provided by applicable law, notice of the exercise of any option granted to Mortgagee herein, or in the Loan Documents secured hereby, is not required to be given.

ALL OF THE COVENANTS herein contained shall bind, and the benefits and advantages thereof shall also inure to the respective heirs, executors, administrators, successors and assigns of the parties hereto.  Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders.

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SIGNATURE PAGE TO

MORTGAGE
AND
SECURITY AGREEMENT
AND
FIXTURE FINANCING STATEMENT

IN WITNESS WHEREOF, the Mortgagor has signed and delivered this writing the day and year first above written.

UNITED WISCONSIN GRAIN PRODUCERS, LLC

/s/ Kevin Roche
By Kevin Roche
Its President

STATE OF WISCONSIN	)
) ss.
COUNTY OF COLUMBIA	)

On this 26th day of February, 2004, before me, a Notary Public within and for said County, personally appeared Kevin Roche, to me personally known, who, being by me duly sworn did say that he is the President of UNITED WISCONSIN GRAIN PRODUCERS, LLC, the limited liability company named as Mortgagor in the foregoing instrument, and that he signed said instrument on behalf of said limited liability company and as the free act and deed of said limited liability company.

/s/ Cynthia K. Blau
Print Name	Cynthia K. Blau
Notary Public, County, Wisconsin
My Commission [Expires]	11-27-05

This instrument was drafted by and after recording should be returned to:

JAMES W. FLORY

WILEY, COLBERT, NURSENG,
  CRAY, HERRELL & FLORY, S.C.

21 SOUTH BARSTOW STREET

P.O. BOX 629

EAU CLAIRE,  WI  54702-0629

EXHIBIT A

Legal Description

Lot 1 of Certified Survey Map No. 4050, recorded in the Columbia County Register of Deeds Office, In volume 28 of Certified Survey Maps, page 44, as Document No. 697073, in the Town of Randolph, Columbia County, Wisconsin, EXCEPT land described in Volume 187 of Deeds, page 374.

EXHIBIT B

Permitted Encumbrances

None.